SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2005

EDUCATION LOANS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-110741 and 333-117396	91-1819974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 First Avenue Southwest, Aberdeen, South Dakota	57401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 622-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5	Departure of Directors or Principal Officers
Item 5.02	Departure of Directors or Principal Officers.
On April 7, 2005 Steve Kohles, the Vice President and a member of the Board of Directors of Education Loans Incorporated, resigned from his position as Vice President and as a member of the Board of Directors. Effective on April 7, 2005, the Board of Directors appointed Michael Gort to replace Mr. Kohles as Vice President. No employment agreement was entered into between Education Loans Incorporated and Mr. Gort in connection with his appointment as Vice President.

Section 8	Other Events
Item 8.01	Other Events.
Pursuant to the Servicing and Administration Agreement, dated as of August 1, 2004 (the “Agreement”), among Education Loans Incorporated, as Issuer (the “Issuer”), Student Loan Finance Corporation, as Servicer and Administrator (the “Servicer”), and U.S. Bank National Association, as Trustee (the “Trustee”), the Servicer delivered to the Trustee the statement required by Section 5.23 of the Indenture and Section 21 of the Agreement, which statement is being filed as Exhibit 99.1 to this Form 8-K, and based thereon the Trustee is required to make distributions to the holders of the Issuer’s Student Loan Asset-Backed Notes, Series 2004-CD.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

The following exhibit is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

Exhibit No.	Description
99.1	Servicing Report, dated May 31, 2005, delivered to the Trustee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date: June 27, 2005

EDUCATION LOANS INCORPORATED

By	/s/ Michael A. Gort
Michael A. Gort
President

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Servicing Report, dated May 31, 2005, delivered to the Trustee.